Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Semnur Pharmaceuticals, Inc. (f/k/a Denali Capital Acquisition Corp.) of our report dated April 21, 2025, except for the effects of the reverse recapitalization described in Note 1 to the financial statements, as to which the date is September 22, 2025, relating to the financial statements of Semnur, Inc. (Legacy Semnur Pharmaceuticals, Inc.), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Pipara & Co LLP

/s/ Pipara & Co LLP

Delhi, India

December 19, 2025

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